UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Director Compensation Policy

On May 22, 2019, the Board of Directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company”) approved revisions to the Company’s Director Compensation Policy effective as of May 21, 2019 (the “Director Compensation Policy”). Under the revised Director Compensation Policy, each of the Company’s non-employee directors receives an annual fee of $50,000 in cash (except in the case of Mr. Kreitzer, who serves as vice chairman of the Board and receives an annual retainer of $100,000 in cash) and an annual retainer of $80,000 payable in restricted shares of common stock under the Company’s 2016 Omnibus Incentive Plan (the “Plan”) (except in the case of Mr. Kreitzer, who receives an annual retainer of $100,000 payable in restricted shares of common stock under the Plan), which vest in their entirety one year from the date of grant. The audit committee chair receives an additional annual retainer of $10,000 in cash and any other committee chair receives an additional annual retainer of $5,000 in cash. All members of the Board continue to be reimbursed for their costs and expenses in attending Board meetings.

The Company also will grant $80,000 in restricted shares of common stock under the Plan to each non-employee director who is initially elected or appointed to the Board on the date of such initial election or appointment, which vest in their entirety one year from the date of grant.

Directors who are employees of the Company or its subsidiaries do not receive compensation for their service as directors.

A copy of the Director Compensation Policy is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Director Compensation Policy is qualified in its entirety by reference to the full text of the Director Compensation Policy.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2019, the Company held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of five directors, each to serve until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Alan Gold	3,435,276	440,694	4,702,865
Gary Kreitzer	2,843,778	1,032,192	4,702,865
Scott Shoemaker	2,356,861	1,519,109	4,702,865
Paul Smithers	3,788,496	87,474	4,702,865
David Stecher	2,843,931	1,032,039	4,702,865

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes For	Votes Against	Abstentions
8,465,006	36,983	76,846

Item 7.01	Regulation FD Disclosure.

On May 23, 2019, the Company posted an investor presentation to its website located at http://investors.innovativeindustrialproperties.com/. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Director Compensation Policy.
99.1	Innovative Industrial Properties, Inc. Investor Presentation, dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer